press release
Media contact:	Investor Contact:
Mike Jacobsen, APR	Maynard Um
+1 330 490-4498	investorrelations@dieboldnixdorf.com
michael.jacobsen@dieboldnixdorf.com

FOR IMMEDIATE RELEASE:
Feb. 12, 2026

Diebold Nixdorf Reports 2025 Fourth Quarter and Full-Year Financial Results; Company Grew Revenue and Adjusted EBITDA, and More Than Doubled Free Cash Flow in FY 2025
•Company establishes new 2026 financial outlook, above previous targets provided at 2025 Investor Day
•Order entry grew 17%, with revenue growth of ~2% YoY
•Free cash flow more than doubled YoY to a company record
•Adjusted EPS more than doubled YoY
•Executing on new $200 million share repurchase program following completion of initial $100 million program in Q4; repurchased approximately $128 million of shares, or ~6% of the company's total shares outstanding in FY 2025

NORTH CANTON, Ohio - Diebold Nixdorf (NYSE: DBD), a world leader in transforming the way people bank and shop, today reported its fourth quarter and full-year 2025 financial results.

Fourth Quarter and Full-Year Financial Highlights
•Strong full-year 2025 financial performance, with record Q4 adjusted EBITDA results
•Received credit rating upgrade to B1 from B2 from Moody's Ratings, reflecting the company's strengthened financial profile

	Q4		Full-Year 2025
	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenue	$1.10B	N/A	$3.81B	N/A
Net Cash from Operating Activities / Free Cash Flow (FCF)	$218M	$196M	$301M	$239M
Net Income / Adjusted EBITDA	$51M	$164M	$98M	$485M
Earnings per Share / Adjusted Earnings per Share (EPS)*	$1.37	$3.02**	$2.54	$5.59**
* - Adjusted earnings per share (EPS) attributable to Diebold Nixdorf; adjusted earnings exclude foreign exchange impact.
** - FY 2025 adjusted EPS includes favorable items including: $0.57 tax valuation allowance release benefit recognized in Q4 2025; and a $0.51 benefit related to a lowering of the statutory tax rate in Germany recognized in Q3 2025.

Management Commentary
Octavio Marquez, Diebold Nixdorf president and chief executive officer, said: “2025 marked a defining year for Diebold Nixdorf as we demonstrated the strength, durability and cash-generating power of our lean operating model. We delivered revenue growth, expanded adjusted EBITDA and more than doubled free cash flow. Today, we are operating from a position of strength. As we enter 2026, our momentum and financial flexibility position us well to invest in growth, return capital and drive sustainable long-term value."

Key Fourth Quarter Business Highlights
•Banking had a strong finish to the year, including a new two-year, ~$15 million services contract covering ~4,000 units for a major payment services provider in France. Additionally, our Branch Automation Solutions continue to gain momentum globally with a new ~$12 million managed services contract for a financial institution in the U.S.
•Retail grew sequentially for a third consecutive quarter while winning multiple new logos in the U.S. in the grocery and QSR space, continuing to generate strong interest with our Vynamic® Smart Vision solutions

•Announced launch of DN Series® 300 and 350 ATMs to provide an intelligent cash-handling ecosystem delivering 40% greater availability and reduced operational costs with Komerční banka (KB), part of Société Générale Group
•Extended managed services agreement with Autogrill to provide full-scale support for its Italy-based restaurants' multivendor IT ecosystem
•Rolled out comprehensive managed services, self-checkout and point-of-sale technology platforms with ROSSMANN, a leading drugstore chain in Switzerland, extending the 2,350+ stores DN currently supports

Full-Year 2026 Outlook

Current Guidance
Total Revenue	$3.86B - $3.94B
Adjusted EBITDA[1,2]	$510M - $535M
Free Cash Flow[1,2]	$255M - $270M
Adjusted Earnings Per Share[1,2]	$5.25 - $5.75

Total revenue guidance includes:
•Banking and Retail up low-single digits YoY
•Revenue weighted towards back-half of year with a ∼45% 1H / ∼55% 2H split

1 - See Note 1 below for Non-GAAP adjustments to net sales, gross profit and operating expenses, which include selling and administrative expense, research, development and engineering expense, gain/loss on sale of assets, net, and impairment of assets, and Note 2 for adjusted EBITDA and adjusted net income (loss).

2 - With respect to the company’s adjusted EBITDA, free cash flow and adjusted earnings per share outlook for 2026, it is not providing reconciliations to the most directly comparable GAAP financial measures because it is unable to predict with reasonable certainty those items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. These measures primarily exclude future restructuring and refinancing actions and net non-routine items. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, operating profit and net income calculated and presented in accordance with GAAP.

Overview Presentation and Conference Call
More information on Diebold Nixdorf's quarterly earnings is available on its Investor Relations website. Octavio Marquez, president and chief executive officer, and Tom Timko, executive vice president and chief financial officer, will discuss the company's financial performance during a conference call today, Thursday, Feb. 12, at 8:30 a.m. ET. The call and webcast are available at http://www.dieboldnixdorf.com/earnings. The replay of the webcast can be accessed on the website for up to three months after the call.

About Diebold Nixdorf
Diebold Nixdorf, Incorporated (NYSE: DBD) automates, digitizes and transforms the way people bank and shop. As a leading global technology and services partner to many of the world’s top financial institutions and retailers, our integrated solutions connect digital and physical channels for consumers conveniently, securely and efficiently. The company has a presence in more than 100 countries with approximately 20,000 employees worldwide. Visit www.DieboldNixdorf.com for more information.

LinkedIn: www.linkedin.com/company/diebold
X: https://twitter.com/dieboldnixdorf
Facebook: www.facebook.com/DieboldNixdorf
YouTube: www.youtube.com/dieboldnixdorf

Non-GAAP Financial Measures and Other Information
To supplement our condensed consolidated financial information presented in accordance with GAAP, the Company considers certain financial measures that are not prepared in accordance with GAAP, including Non-GAAP results, Non-GAAP operating profit margin, adjusted diluted earnings per share, free cash flow (use), net debt, EBITDA, and adjusted EBITDA. The Company uses these Non-GAAP financial measures, in addition to GAAP financial measures, to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Also, the Company uses these Non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The Company also believes providing these Non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate our operating and financial performance and trends in our business, consistent with how management evaluates such performance and trends. The Company also believes these Non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its Non-GAAP financial measures are specific to the Company and the Non-GAAP financial measures of other companies may not be calculated in the same manner. We provide EBITDA and adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditure and working capital requirements. We consider free cash flow (use) to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business operations that, after the purchase of property and equipment and capitalized software development, can be used for debt servicing, strategic opportunities, including investing in the business, making strategic acquisitions, strengthening the balance sheet, paying dividends, and repurchasing our common shares. For more information, please refer to the section, "Notes for Non-GAAP Measures."

Forward-Looking Statements
This press release may contain statements that are not historical information and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements include, but are not limited to, projections, statements regarding the Company's expected future performance (including expected results of operations and financial guidance), future financial condition, anticipated operating results, strategy plans, future liquidity and financial position.

Statements can generally be identified as forward looking because they include words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “will,” “estimates,” “potential,” “target,” “predict,” “project,” “seek,” and variations thereof or “could,” “should” or words of similar meaning. Statements that describe the Company's future plans, objectives or goals are also forward-looking statements, which reflect the current views of the Company with respect to future events and are subject to assumptions, risks and uncertainties that could cause actual results to differ materially. Although the Company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and key performance indicators that impact the Company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

The factors that may affect the company's results include, among others:
•the success of new products and services, including Branch Automation Solutions for banking, cash recycling technology and Vynamic® Smart Vision technology;
•    ability to successfully execute on our digitally enabled hardware, services and software strategy;
•    ability to generate sufficient cash flows to service our indebtedness, fund our operations, make adequate capital investments and return capital to stockholders, including through discretionary share repurchases;
•    the ultimate benefits of continuous improvement programs and other cost savings plans;
•the impact of competitive pressures, including pricing and the introduction of new products and services by our competitors, as well as from less traditional competitors;
•    risks related to our international operations, including geopolitical instability and wars;
•    developments from recent and potential changes to trade policies by the U.S. or other countries, including tariffs;

•    the impact of the proliferation of payment options other than cash, which could result in a reduced need for cash in the marketplace and a resulting decline in the usage of ATMs;
•the impact of general economic conditions, cyclicality and uncertainty
•    the impact of increased energy, raw material and labor costs;
•    the impact of a cybersecurity incident or operational failure on our business;
• risks related to increasingly stringent laws, regulations and contractual obligations relating to privacy, data protection and information security;
•    challenges associated with the use of artificial intelligence in our business and in solutions offered to our customers;
•    reliance on suppliers, subcontractors and availability of raw materials and other components;
•    reliance on third parties, including to provide security systems and systems integration as well as outsourced business processes and other financial services;
•    ability to attract, retain and motivate key employees;
•    the impact of additional tax expense or exposures;
•    the potential for additional pension liability or expense associated with low investment performance by our pension plan assets;
•    success in executing potential acquisitions, investments or partnerships and divestitures;
•    the impact of market and economic conditions, including the bankruptcies, restructuring or consolidations of financial institutions, which could reduce our customer base and/or adversely affect our customers' ability to make capital expenditures, as well as adversely impact the availability and cost of credit;
•    changes in political, economic or other factors such as currency exchange rates, inflation rates (including the impact of possible currency devaluations in countries experiencing high inflation rates), recessionary or expansive trends, disruption in energy supply, taxes and regulations and laws affecting the worldwide business in each of our operations;
•    ability to maintain effective internal controls;
•    the impact of regulatory and financial risks related to climate change;
•the impact of work stoppages or similar difficulties;
•    the impact of an adverse determination that our services, products or manufacturing processes infringe the intellectual property rights of others, or our failure to enforce its intellectual property rights;
•    exposure to liabilities under the Foreign Corrupt Practices Act (FCPA) or other worldwide anti-bribery laws;
•    the effect of changes in law and regulations or the manner of enforcement in the United States and internationally and our ability to comply with applicable laws and regulations;
•the amount and timing of any repurchases of our common shares; and
•other factors included in the Company’s filings with the U.S. Securities and Exchange Commission (the "SEC"), including its Annual Report on Form 10-K.

Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements.

Summary Financial Results for the Three and Twelve Months Ended December 31, 2025 and 2024

	Three months ended
	December 31, 2025		December 31, 2024		% Change
($ in millions)	GAAP Results	Non-GAAP[1]	GAAP Results	Non-GAAP[1]	GAAP	Non-GAAP
Total net sales	$1,104.2	$1,104.2	$988.9	$988.9	11.7	11.7
Gross profit	279.8	299.7	231.6	236.5	20.8	26.7
Gross margin	25.3%	27.1%	23.4%	23.9%	190 bps	320 bps
Selling and administrative expense	175.6	150.4	165.2	143.0	6.3	5.2
Research, development and engineering expense	21.4	21.0	23.9	22.3	(10.5)	(5.8)
Operating profit	82.4	128.6	41.2	70.9	100.0	81.4
Operating margin	7.5%	11.6%	4.2%	7.2%	330 bps	440 bps

Net income (loss)	$50.5	$100.7	$6.4	$37.4	689.1	169.3
Adjusted EBITDA		$164.3		$112.5		46.0

	Three months ended			Twelve months ended
($ in millions)	December 31, 2025	December 31, 2024	% Change	December 31, 2025	December 31, 2024	% Change
Net cash provided by operating activities	$217.6	$196.2	10.9	$300.7	$149.2	101.5
Capital expenditures	(14.8)	(5.2)	(184.6)	(37.4)	(17.4)	(114.9)
Capitalized software development	(7.0)	(4.8)	(45.8)	(24.3)	(23.0)	(5.7)
Free cash flow (Non-GAAP measure)	$195.8	$186.2	5.2	$239.0	$108.8	119.7

1 - See Note 1 under Notes for Non-GAAP adjustments to net sales, gross profit and operating expenses, which include selling and administrative expense, research, development and engineering expense, gain/loss on sale of assets, net, and impairment of assets and Note 2 for adjusted EBITDA and net income (loss).

Financial Results of Operations and Segments for the Three and Twelve Months Ended December 31, 2025 and 2024 (Unaudited)

Revenue Summary by Reportable Segment & Business Line

	Three months ended December 31,			Twelve months ended December 31,
($ in millions)	2025	2024	% Change	2025	2024	% Change
Banking
Services	$417.0	$398.8	4.6%	$1,608.6	$1,587.4	1.3%
Products	381.0	317.2	20.1%	1,188.4	1,175.4	1.1%
Total Banking Revenue	$798.0	$716.0	11.5%	$2,797.0	$2,762.8	1.2%

Retail
Services	$156.6	$144.4	8.4%	$560.3	$563.0	(0.5)%
Products	149.6	128.5	16.4%	448.4	425.3	5.4%
Total Retail Revenue	$306.2	$272.9	12.2%	$1,008.7	$988.3	2.1%

Total by Business Line
Services	$573.6	$543.2	5.6%	$2,168.9	$2,150.4	0.9%
Products	530.6	445.7	19.0%	1,636.8	1,600.7	2.3%
Total Revenue	$1,104.2	$988.9	11.7%	$3,805.7	$3,751.1	1.5%

Operating Profit Summary - Unaudited for the Three and Twelve Months Ended December 31, 2025 and 2024

	Three months ended
	December 31, 2025		December 31, 2024
($ in millions)	GAAP Results	Non-GAAP[2] Results	GAAP Results	Non-GAAP[2] Results
Services	$573.6	$573.6	$543.2	$543.2
Products	530.6	530.6	445.7	445.7
Total net sales	$1,104.2	$1,104.2	$988.9	$988.9

Services	$136.9	$150.1	$136.5	$141.3
Products	142.9	149.6	95.1	95.2
Total gross profit	$279.8	$299.7	$231.6	$236.5

Services	23.9%	26.2%	25.1%	26.0%
Products	26.9%	28.2%	21.3%	21.4%
Total gross margin	25.3%	27.1%	23.4%	23.9%

Selling and administrative expense	$175.6	$150.4	$165.2	$143.0
Research, development and engineering expense	$21.4	$21.0	$23.9	$22.3
Other operating expense	$0.4	$(0.3)	$1.3	$0.3
Operating expenses	$197.4	$171.1	$190.4	$165.6

Operating profit	$82.4	$128.6	$41.2	$70.9
Operating margin	7.5%	11.6%	4.2%	7.2%

Adjusted EBITDA		$164.3		$112.5
Adjusted EBITDA margin		14.9%		11.4%
	Twelve months ended
	December 31, 2025		December 31, 2024
($ in millions)	GAAP Results	Non-GAAP[2] Results	GAAP Results	Non-GAAP[2] Results
Services	$2,168.9	$2,168.9	$2,150.4	$2,150.4
Products	1,636.8	1,636.8	1,600.7	1,602.4
Total net sales	$3,805.7	$3,805.7	$3,751.1	$3,752.8

Services	$520.4	$554.2	$533.5	$558.1
Products	440.8	449.2	386.5	390.2
Total gross profit	$961.2	$1,003.4	$920.0	$948.3

Services	24.0%	25.6%	24.8%	26.0%
Products	26.9%	27.4%	24.1%	24.4%
Total gross margin	25.3%	26.4%	24.5%	25.3%

Selling and administrative expense	$632.5	$583.4	$643.6	$553.8
Research, development and engineering expense	$86.7	$83.8	$93.6	$89.0
Other operating expense	$—	$(0.2)	$0.7	$0.2
Operating expenses	$719.2	$667.0	$737.9	$643.0

Operating profit (loss)	$242.0	$336.4	$182.1	$305.3
Operating margin	6.4%	8.8%	4.9%	8.1%
Adjusted EBITDA		$484.8		$452.2
Adjusted EBITDA margin		12.7%		12.1%
[2] - See Note 1 below for GAAP to Non-GAAP adjustments to net sales, gross profit and operating expenses, which include selling and administrative expense, research, development and engineering expense, gain/loss on sales of assets, net, and impairment of assets.

Gross Margin by Segment - Unaudited for the Three and Twelve Months Ended December 31, 2025 and 2024
	Three months ended
	December 31, 2025		December 31, 2024
	Non-GAAP		Non-GAAP
($ in millions)	Banking	Retail	Banking	Retail
Services	$417.0	$156.6	$398.8	$144.4
Products	381.0	149.6	317.2	128.5
Total net sales	$798.0	$306.2	$716.0	$272.9

Services	$103.7	$46.4	$100.4	$40.9
Products	119.9	29.7	70.4	24.8
Total gross profit	$223.6	$76.1	$170.8	$65.7

Services	24.9%	29.6%	25.2%	28.3%
Products	31.5%	19.9%	22.2%	19.3%
Total gross margin	28.0%	24.9%	23.9%	24.1%

	Twelve months ended
	December 31, 2025		December 31, 2024
	Non-GAAP		Non-GAAP
($ in millions)	Banking	Retail	Banking	Retail
Services	$1,608.6	$560.3	$1,587.4	$563.0
Products	1,188.4	448.4	1,175.4	425.3
Total net sales	$2,797.0	$1,008.7	$2,762.8	$988.3

Services	$398.5	$155.7	$399.3	$158.8
Products	358.2	91.0	305.2	85.0
Total gross profit	$756.7	$246.7	$704.5	$243.8

Services	24.8%	27.8%	25.2%	28.2%
Products	30.1%	20.3%	26.0%	20.0%
Total gross margin	27.1%	24.5%	25.5%	24.7%

DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(in millions)

	12/31/2025	12/31/2024
ASSETS
Current assets
Cash, cash equivalents, and restricted cash	$387.3	$311.3
Short-term investments	29.1	16.9
Trade receivables, less allowances for doubtful accounts	609.4	588.5
Inventories	521.0	528.1
Other current assets	240.0	223.1
Total current assets	1,786.8	1,667.9
Property, plant and equipment, net	286.0	246.2
Deferred income taxes	105.0	69.5
Goodwill	642.4	586.4
Customer relationships and other intangible assets, net	792.4	778.6
Other assets	241.8	194.9
Total assets	$3,854.4	$3,543.5

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	431.1	460.2
Deferred revenue	325.8	320.7
Other current liabilities	614.6	485.4
Total current liabilities	1,371.5	1,266.3

Long-term debt	938.5	927.3
Other liabilities	439.6	411.7

Total Diebold Nixdorf, Incorporated shareholders' equity	1,099.9	929.8
Noncontrolling interests	4.9	8.4
Total equity	1,104.8	938.2
Total liabilities and equity	$3,854.4	$3,543.5

DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	12/31/2025	12/31/2024	12/31/2025	12/31/2024
Net sales
Services	$573.6	$543.2	$2,168.9	$2,150.4
Products	530.6	445.7	1,636.8	1,600.7
Total	1,104.2	988.9	3,805.7	3,751.1
Cost of sales
Services	436.7	406.7	1,648.5	1,616.9
Products	387.7	350.6	1,196.0	1,214.2
Total	824.4	757.3	2,844.5	2,831.1
Gross profit	279.8	231.6	961.2	920.0
Gross margin	25.3%	23.4%	25.3%	24.5%
Operating expenses
Selling and administrative expense	175.6	165.2	632.5	643.6
Research, development and engineering expense	21.4	23.9	86.7	93.6
Impairment of assets and other	0.4	1.3	—	0.7
Total	197.4	190.4	719.2	737.9
Percent of net sales	17.9%	19.3%	18.9%	19.7%
Operating profit	82.4	41.2	242.0	182.1
Operating margin	7.5%	4.2%	6.4%	4.9%
Other income (expense)
Interest income	2.8	2.2	8.9	12.3
Interest expense	(20.6)	(34.7)	(85.7)	(155.3)
Foreign exchange gain	(2.6)	8.7	(44.1)	13.8
Miscellaneous, net	0.8	(3.8)	4.0	1.5
Loss on extinguishment of debt	—	(7.1)	—	(7.1)
Total other income (expense)	(19.6)	(34.7)	(116.9)	(134.8)
Profit before taxes	62.8	6.5	125.1	47.3
Income tax expense (benefit)	11.9	5.5	24.1	64.3
Equity in earnings of unconsolidated subsidiaries, net	(0.4)	5.4	(3.5)	2.5
Net income	50.5	6.4	97.5	(14.5)
Net income attributable to noncontrolling interests	0.9	0.8	2.9	2.0
Net income attributable to Diebold Nixdorf, Incorporated	$49.6	$5.6	$94.6	$(16.5)

Basic shares outstanding	35.8	37.6	36.8	37.6
Diluted weighted-average shares outstanding	36.3	37.6	37.2	37.6

Earnings per share attributable to Diebold Nixdorf, Incorporated
Basic earnings per share	$1.39	$0.15	$2.57	$(0.44)
Diluted earnings (loss) per share	$1.37	$0.15	$2.54	$(0.44)

DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(in millions)

	Year ended December 31,
	2025	2024
Cash flow from operating activities
Net income (loss)	$97.5	$(14.5)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	127.5	132.3
Amortization of deferred financing costs into interest expense	6.4	1.9
Share-based compensation	12.1	9.7
Other	39.5	(8.2)
Deferred income taxes	(48.1)	(34.1)
Changes in certain assets and liabilities:
Trade receivables	25.9	99.6
Inventories	65.1	20.9
Accounts payable	(68.3)	(42.2)
Deferred revenue	(21.4)	(34.6)
Certain other assets and liabilities	64.5	18.4
Net cash provided (used) by operating activities	300.7	149.2
Cash flow from investing activities
Capital expenditures	(37.4)	(17.4)
Capitalized software development	(24.3)	(23.0)
Net short-term investment activity	(12.4)	(6.4)
Other	(23.5)	1.3
Net cash used by investing activities	(97.6)	(45.5)
Cash flow from financing activities
Borrowings and repayments of Exit Facility	—	(1,250.0)
Proceeds from the issuance of 2030 Senior Secured Notes	—	950.0
Debt issuance costs	—	(26.8)
Payment of Exit Facility Call Premium	—	(21.0)
Other debt borrowings and repayments, net	—	(0.1)
Treasury share activity	(130.7)	—
Other	(13.2)	(18.6)
Net cash provided (used) by financing activities	(143.9)	(366.5)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	16.8	(18.2)
Change in cash, cash equivalents and restricted cash	76.0	(281.0)
Cash, cash equivalents and restricted cash at the beginning of the period	311.3	592.3
Cash, cash equivalents and restricted cash at the end of the period	$387.3	$311.3

Notes for Non-GAAP Measures
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company utilizes certain financial measures that are not prepared in accordance with GAAP, including Non-GAAP results, EBITDA and Adjusted EBITDA, adjusted earnings per share, free cash flow (use) and net debt.

Note 1. Profit and loss summary ($ in millions):

Three months ended December 31, 2025 compared to three months ended December 31, 2024

	Three months ended December 31, 2025
($ in millions)	Service Sales	Product Sales	Net Sales	COS - service	COS -product	COS	Gross Profit	% of Sales	SG&A	R, D & E	Other OPEX	OP	% of Sales
GAAP	$573.6	$530.6	$1,104.2	$436.7	$387.7	$824.4	$279.8	25.3%	$175.6	$21.4	$0.4	$82.4	7.5%
Restructuring and other savings initiative expenses	—	—	—	(13.2)	(6.7)	(19.9)	19.9		(24.4)	(0.4)	(0.7)	45.4
Other	—	—	—	—	—	—	—		(0.8)	—	—	0.8
Non-GAAP Adjusted results	$573.6	$530.6	$1,104.2	$423.5	$381.0	$804.5	$299.7	27.1%	$150.4	$21.0	$(0.3)	$128.6	11.6%

	Three months ended December 31, 2024
($ in millions)	Service Sales	Product Sales	Net Sales	COS - service	COS -product	COS	Gross Profit	% of Sales	SG&A	R, D & E	Other OPEX	OP	% of Sales
GAAP	543.2	445.7	988.9	406.7	350.6	757.3	231.6	23.4%	165.2	23.9	1.3	41.2	4.2%
Restructuring and other savings initiative expenses	—	—	—	(4.8)	—	(4.8)	4.8		(19.6)	(1.6)	(1.0)	27.0
Refinancing related costs	—	—	—	—	—	—	—		(1.8)	—	—	1.8
Legal deal matters	—	—	—	—	(0.1)	(0.1)	0.1		(0.8)	—	—	0.9
Non-GAAP Adjusted results	$543.2	$445.7	$988.9	$401.9	$350.5	$752.4	$236.5	23.9%	$143.0	$22.3	$0.3	$70.9	7.2%

	Three months ended
	December 31, 2025			December 31, 2024
($ in millions)	Services	Products	Total	Services	Products	Total
GAAP gross profit	$136.9	$142.9	279.8	$136.5	$95.1	$231.6
Restructuring and other savings initiative expenses	13.2	6.7	19.9	4.8	—	4.8
Legal/deal expense	—	—	—	—	0.1	0.1
Non-GAAP gross profit	$150.1	$149.6	$299.7	$141.3	$95.2	$236.5

	Three months ended December 31, 2025				Three months ended December 31, 2024
	GAAP	Restructuring and other savings initiative expenses	Legal Deal Matters and other	Non-GAAP	GAAP	Restructuring and other savings initiative expenses	Legal Deal Matters and other	Non-GAAP
Banking
Services net sales	$417.0	—	—	$417.0	$398.8	—	—	$398.8
Product net sales	381.0	—	—	381.0	317.2	—	—	317.2
Total Banking net sales	$798.0	—	—	$798.0	$716.0	—	—	$716.0
Services cost of sales	$323.0	(9.7)	—	$313.3	$301.1	(2.7)	—	$298.4
Product cost of sales	266.9	(5.8)	—	261.1	246.8	—	—	246.8
Total Banking cost of sales	$589.9	(15.5)	—	$574.4	$547.9	(2.7)	—	$545.2
Services gross profit	$94.0	9.7	—	$103.7	$97.7	2.7	—	$100.4
Product gross profit	114.1	5.8	—	119.9	70.4	—	—	70.4
Total Banking gross profit	$208.1	15.5	—	$223.6	$168.1	2.7	—	$170.8
Services gross margin	22.5%			24.9%	24.5%			25.2%
Product gross margin	29.9%			31.5%	22.2%			22.2%
Total Banking gross margin	26.1%			28.0%	23.5%			23.9%

Retail
Services net sales	$156.6	—	—	156.6	$144.4	—	—	$144.4
Product net sales	149.6	—	—	149.6	128.5	—	—	128.5
Total Retail net sales	$306.2	—	—	$306.2	$272.9	—	—	$272.9
Services cost of sales	$113.7	(3.5)	—	$110.2	$105.6	(2.1)	—	$103.5
Product cost of sales	120.8	(0.9)	—	119.9	103.8	—	(0.1)	103.7
Total Retail cost of sales	$234.5	(4.4)	—	$230.1	$209.4	(2.1)	(0.1)	$207.2
Services gross profit	$42.9	3.5	—	$46.4	$38.8	2.1	—	$40.9
Product gross profit	28.8	0.9	—	29.7	24.7	—	0.1	24.8
Total Retail gross profit	$71.7	4.4	—	$76.1	$63.5	2.1	0.1	$65.7
Services gross margin	27.4%			29.6%	26.9%			28.3%
Product gross margin	19.3%			19.9%	19.2%			19.3%
Total Retail gross margin	23.4%			24.9%	23.3%			24.1%

Twelve months ended December 31, 2025 compared to the twelve months ended December 31, 2024

	Twelve months ended December 31, 2025
($ in millions)	Service Sales	Product Sales	Net Sales	COS - service	COS -product	COS	Gross Profit	% of Sales	SG&A	R, D & E	Other OPEX	OP	% of Sales
GAAP	$2,168.9	$1,636.8	$3,805.7	$1,648.5	$1,196.0	$2,844.5	$961.2	25.3%	$632.5	$86.7	$—	$242.0	6.4%
Restructuring and other savings initiative expenses	—	—	—	(33.8)	(8.4)	(42.2)	42.2		(47.5)	(2.9)	(1.7)	94.3
Other	—	—	—	—	—	—	—		(1.6)	—	1.5	0.1
Non-GAAP Adjusted results	$2,168.9	$1,636.8	$3,805.7	$1,614.7	$1,187.6	$2,802.3	$1,003.4	26.4%	$583.4	$83.8	$(0.2)	$336.4	8.8%

	Twelve months ended December 31, 2024
($ in millions)	Service Sales	Product Sales	Net Sales	COS - service	COS -product	COS	Gross Profit	% of Sales	SG&A	R, D & E	Other OPEX	OP	% of Sales
GAAP	$2,150.4	$1,600.7	$3,751.1	$1,616.9	$1,214.2	$2,831.1	$920.0	24.5%	$643.6	$93.6	$0.7	$182.1	4.9%
Restructuring and other savings initiative expenses	—	—	—	(24.6)	(3.2)	(27.8)	27.8		(72.0)	(4.6)	(1.7)	106.1
Refinancing related costs	—		—	—	—	—	—		(15.9)	—	0.1	15.8
Divestitures and asset sales	—	—	—	—	—	—	—		—	—	2.6	(2.6)
Legal deal matters	—	1.7	1.7	—	0.1	0.1	1.6		(1.9)	—	—	3.5
Other	—	—	—	—	1.1	1.1	(1.1)		—	—	(1.5)	0.4
Non-GAAP Adjusted results	$2,150.4	$1,602.4	$3,752.8	$1,592.3	$1,212.2	$2,804.5	$948.3	25.3%	$553.8	$89.0	$0.2	$305.3	8.1%

	Twelve months ended
	December 31, 2025			December 31, 2024
($ in millions)	Services	Products	Total	Services	Products	Total
GAAP gross profit	$520.4	$440.8	$961.2	$533.5	$386.5	$920.0
Restructuring and other savings initiative expenses	33.8	8.4	42.2	24.6	3.2	27.8
Legal deal matters	—	—	—	—	1.6	1.6
Other	—	—	—	—	(1.1)	(1.1)
Non-GAAP Adjusted Gross profit	$554.2	$449.2	$1,003.4	$558.1	$390.2	$948.3

	Twelve months ended December 31, 2025				Twelve months ended December 31, 2024
	GAAP	Restructuring and other savings initiative expenses	Legal Deal Matters and other	Non-GAAP	GAAP	Restructuring and other savings initiative expenses	Legal Deal Matters and other	Non-GAAP
Banking
Services net sales	$1,608.6	$—	$—	$1,608.6	$1,587.4	$—	$—	$1,587.4
Product net sales	1,188.4	—	—	1,188.4	1,175.4	—	—	1,175.4
Total Banking net sales	$2,797.0	$—	$—	$2,797.0	$2,762.8	$—	$—	$2,762.8
Services cost of sales	$1,228.2	$(18.1)	$—	$1,210.1	$1,205.7	$(17.6)	$—	$1,188.1
Product cost of sales	837.5	(7.3)	—	830.2	871.8	(2.7)	1.1	870.2
Total Banking cost of sales	$2,065.7	$(25.4)	$—	$2,040.3	$2,077.5	$(20.3)	$1.1	$2,058.3
Services gross profit	$380.4	$18.1	$—	$398.5	$381.7	$17.6	$—	$399.3
Product gross profit	350.9	7.3	—	358.2	303.6	2.7	(1.1)	305.2
Total Banking gross profit	$731.3	$25.4	$—	$756.7	$685.3	$20.3	$(1.1)	$704.5
Services gross margin	23.6%			24.8%	24.0%			25.2%
Product gross margin	29.5%			30.1%	25.8%			26.0%
Total Banking gross margin	26.1%			27.1%	24.8%			25.5%

Retail
Services net sales	$560.3	$—	$—	$560.3	$563.0	$—	$—	$563.0
Product net sales	448.4	—	—	448.4	425.3	—	1.7	427.0
Total Retail net sales	$1,008.7	$—	$—	$1,008.7	$988.3	$—	$1.7	$990.0
Services cost of sales	$420.3	$(15.7)	$—	$404.6	$411.2	$(7.0)	$—	$404.2
Product cost of sales	358.5	(1.1)	—	357.4	342.4	(0.5)	0.1	342.0
Total Retail cost of sales	$778.8	$(16.8)	$—	$762.0	$753.6	$(7.5)	$0.1	$746.2
Services gross profit	$140.0	$15.7		$155.7	$151.8	$7.0	$—	$158.8
Product gross profit	89.9	1.1	—	91.0	82.9	0.5	1.6	85.0
Total Retail gross profit	$229.9	$16.8	$—	$246.7	$234.7	$7.5	$1.6	$243.8
Services gross margin	25.0%			27.8%	27.0%			28.2%
Product gross margin	20.0%			20.3%	19.5%			20.0%
Total Retail gross margin	22.8%			24.5%	23.7%			24.7%

Restructuring and other savings initiative expenses incurred during 2025 and 2024 relate to the cost savings initiative focused on operational simplification and automation of processes, and include severance and payroll of employees transitioning out of the organization and the costs of third-parties assisting with the execution of the program. Refinancing related costs incurred in 2024 are advisor fees for the Company's restructuring process to optimize the capital structure that do not qualify for capitalization. Legal deal matters in 2024 primarily relates to third-party expenses and fees paid by the company and vendor adjustments in a foreign jurisdiction.

Note 2. Reconciliation of net income (loss) to EBITDA and Adjusted EBITDA (Non-GAAP measures) ($ in millions):

	Three months ended		Twelve months ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net income (loss) (GAAP)	$50.5	$6.4	$97.5	$(14.5)
Income tax expense	11.9	5.5	24.1	64.3
Interest income	(2.8)	(2.2)	(8.9)	(12.3)
Interest expense	20.6	34.7	85.7	155.3
Loss on refinancing	—	7.1	—	7.1
Depreciation and amortization	32.1	39.3	132.3	137.2
EBITDA (Non-GAAP)	112.3	90.8	330.7	337.1
Share-based compensation	2.8	2.3	12.1	9.7
Restructuring and other savings initiative expenses	45.4	27.0	94.3	106.1
Foreign exchange loss (gain), net	2.6	(8.7)	44.1	(13.8)
Equity in earnings of unconsolidated subsidiaries	0.4	(5.4)	3.5	(2.5)
Non-routine expenses, net	0.8	0.9	0.1	1.3
Miscellaneous, net	—	3.8	—	(1.5)
Refinancing related costs	—	1.8	—	15.8
Adjusted EBITDA (Non-GAAP)	$164.3	$112.5	$484.8	$452.2
Adjusted EBITDA as a % of revenue	14.9%	11.4%	12.7%	12.1%

The company defines EBITDA as net income (loss) excluding income tax benefit, net interest expense, and depreciation and amortization expense. Adjusted EBITDA is EBITDA excluding the effects of the following items: share-based compensation, foreign exchange loss (gain), net, miscellaneous, net (2024 periods only), equity in earnings of unconsolidated subsidiaries, net, restructuring and other savings initiative expenses, refinancing related costs, and other non-routine expenses, net as outlined in Note 1 of the Non-GAAP measures.

Deferred financing fee amortization is included in interest expense; as a result, the company has excluded such fees from the depreciation and amortization caption. Depreciation and amortization includes $1.4 and $1.1 for the three months ended December 31, 2025 and 2024, respectively, and $4.8 and $4.9 for the years ended December 31, 2025 and 2024, respectively, of amortization of cloud-based software implementation which represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included in selling and administrative expenses.

These are Non-GAAP financial measures used by management to enhance the understanding of our operating results. EBITDA and Adjusted EBITDA are key measures we use to evaluate our operational performance. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and Adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as a measure of operating results or as alternatives to cash flows from operating activities as a measure of liquidity in accordance with GAAP.

Note 3. Net debt is calculated as follows ($ in millions):

	December 31, 2025	December 31, 2024
Cash, cash equivalents, restricted cash and short-term investments (GAAP measure)	$416.4	$328.2
Debt instruments	(970.7)	(966.0)
Net debt (Non-GAAP measure)	$(554.3)	$(637.8)

We believe that cash, cash equivalents, restricted cash, and short-term investments on the balance sheet that net cash against outstanding debt, presented as net debt above, is a meaningful measure.

Note 4. Reconciliation of net income (loss) and net loss attributable to Diebold Nixdorf, Incorporated to Non-GAAP, net income (loss) attributable to Diebold Nixdorf, Incorporated:

	Q4 2025		Q4 2024		YTD 12/31/2025		YTD 12/31/2024
($ in millions, except per share data)	$	EPS[3]	$	EPS[3]	$	EPS[3]	$	EPS[3]
Net income (loss)	$50.5	1.39	$6.4	0.17	$97.5	2.62	(14.5)	(0.39)
Net income attributable to noncontrolling interests	0.9	0.02	0.8	0.02	2.9	0.08	2.0	0.05
Net income (loss) attributable to Diebold Nixdorf, Incorporated	$49.6	1.37	$5.6	0.15	$94.6	2.54	$(16.5)	$(0.44)
Restructuring and other savings initiative expenses	45.4	1.25	28.8	0.77	94.3	2.53	121.9	3.24
Legal deal matters	—	—	0.9	0.02	—	—	3.5	0.09
Other	0.8	0.02	—	—	0.1	—	(2.2)	(0.06)
Tax impact of Non-GAAP adjustments	4.0	0.11	1.3	0.03	(13.2)	(0.35)	(21.2)	(0.56)
Total adjusted net income (Non-GAAP measure)	$100.7	2.77	$37.4	0.99	$178.7	4.80	$87.5	$2.33
Net income attributable to noncontrolling interests	0.9	0.02	0.8	0.02	2.9	0.08	2.0	0.05
Total adjusted net income attributable to Diebold Nixdorf, Incorporated (Non-GAAP measure)	$99.8	$2.75	$36.6	$0.97	$175.8	$4.73	$85.5	$2.27
Foreign exchange loss (gain), net[4]	2.6	0.07	(8.7)	(0.23)	44.1	1.19	(13.8)	(0.37)
Tax impact of foreign exchange gain (loss)	7.3	0.20	1.5	0.04	(11.9)	(0.32)	2.8	0.07
Total adjusted net income attributable to Diebold Nixdorf, Incorporated excluding foreign exchange loss (gain), net (Non-GAAP measure)	$109.7	$3.02	$29.4	$0.78	$208.0	$5.59	$74.5	1.98

3 - Calculated using company weighted average shares over the period. Subtotal differences may occur due to rounding.
4 - The foreign exchange (loss) gain, net is primarily driven by non-dollar intercompany loans (BRL and EUR) on USD functional entities which have generated non-cash unrealized losses due to a weakening dollar and did not impact core operations.

Refer to Note 1 for additional information on non-routine expense (income) for the periods presented.

PR_26-4201